UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 29, 2008, Cardinal Health, Inc. (the “Company”) issued a news release announcing its results for the quarter ended September 30, 2008. A copy of the news release is included as Exhibit 99.1 to this report.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to this report.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 8:30 a.m. EDT on October 29, 2008, the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and segment executives will discuss the Company’s results for the quarter ended September 30, 2008. The slide presentation for the conference call is included as Exhibit 99.3 to this report. A transcript of the conference call will be available on the Investors page at www.cardinalhealth.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	News release issued by Cardinal Health, Inc. on October 29, 2008 announcing first quarter results.

99.2	Information disclosed by Cardinal Health, Inc. on October 29, 2008.

99.3	Slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: October 29, 2008	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	News release issued by Cardinal Health, Inc. on October 29, 2008 announcing first quarter results.

99.2	Information disclosed by Cardinal Health, Inc. on October 29, 2008.

99.3	Slide presentation.